Exhibit 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in:

     (i) Post-Effective Amendment No. 1 to Registration Statement No. 33-44922 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation 1991 Employee Stock Option Plan;

    (ii) Post-Effective Amendment No. 2 to Registration Statement No. 333-02845 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation Savings and Investment Plan;

   (iii) Registration Statement No. 333-42445 on Form S-8 pertaining to the Mosinee Paper Corporation 1985 Executive Stock Option Plan;

    (iv) Registration Statement No. 333-42447 on Form S-8 pertaining to the Mosinee Paper Corporation 1994 Executive Stock Option Plan;

 of our report, dated January 25, 2001, on our audits of the consolidated financial statements of Wausau-Mosinee Paper Corporation as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which is included in this Annual Report on Form 10-K.


 Wausau, Wisconsin               WIPFLI ULLRICH BERTELSON LLP
 March 26, 2001
                                 -56-